UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2025, the compensation committee of the Board of Directors (the “Board”) of Offerpad Solutions Inc.(the “Company” or “Offerpad”) approved an employment agreement with James Grout (the “Employment Agreement”), the Company’s Senior Vice President, Finance. The Employment Agreement becomes effective on March 1, 2025. The material terms and conditions of the Employment Agreement are summarized below.

The term of employment under the Employment Agreement is for one year, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the Employment Agreement, Mr. Grout is entitled to receive an annual base salary of $325,000, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Grout is eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 50% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Grout’s continued employment through the last day of the applicable calendar year and will be paid in cash or in fully vested shares of our common stock, as determined by our Board (or its subcommittee) in its sole discretion.

In addition, Mr. Grout is eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time. Mr. Grout is also eligible to participate in the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees, as well as the paid-time-off programs maintained by the Company for the benefit of its executives generally.

Under the Employment Agreement, on a termination of Mr. Grout’s employment by the Company without “Cause” (as defined in the Employment Agreement) or by reason of a non-renewal of the term by the Company (each, a “Qualifying Termination”), he is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to his then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such Qualifying Termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control (as defined in the Company’s 2021 Incentive Award Plan) is consummated (a “CIC Termination”), an amount equal to the sum of his then current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such Qualifying Termination is a CIC Termination, an amount equal to the pro-rata portion of his annual bonus that would have otherwise been earned by Mr. Grout for the year in which the termination occurs (determined in accordance with the Employment Agreement and pro-rated based on the number of days he was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months following the date of termination; and

(iv)

if such Qualifying Termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of Mr. Grout to receive such severance payments and benefits upon a Qualifying Termination, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants.

In addition, the Employment Agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment and for 24 months thereafter. Further, the Employment Agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code of 1986 (the “Code”), pursuant to which any “parachute payments” that become payable to Mr. Grout will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Employement Agreement, effective March 1, 2025, by and between James Grout and Offerpad Solutions Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: February 28, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer